                          CERTIFICATE OF INCORPORATION

                                       OF

                                B(2) DIRECT, INC.

                                    *  *  *

            FIRST: The name of the Corporation is B(2) Direct, Inc.

            SECOND: The address of its registered office in the State of
Delaware is 615 South DuPont Highway, in the County of Kent, Dover, DE 19901.
The name of its registered agent at such address is National Corporate Research,
Ltd.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations now or hereafter shall be organized under the
General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, no par value.

            FIFTH: The name and mailing address of the sole incorporator is as follows:

            NAME                      MAILING ADDRESS
            Robert B. Leckie          10931 Laureate Drive
                                      San Antonio, Texas 78249

            SIXTH: The number of directors for the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the corporation. None of the directors need to be a stockholder or resident of the State of Delaware. The name and address of the person who is to serve as the sole director until the first annual meeting of the stockholders or until a successor or successors are elected and qualified, is as follows:

            NAME                      MAILING ADDRESS
            Robert B. Leckie          10931 Laureate Drive
                                      San Antonio, Texas 78249

            SEVENTH: The bylaws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without assent or vote of the stockholders.

            EIGHTH: Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of stock of the Corporation.

                                                                    Page 1 of 2

            NINTH: Elections of directors need not be by ballot unless and to the extent that the bylaws so provide.

            TENTH: A director of the Corporation shall not be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General
Corporation Law as the same exists or may hereafter be amended. No repeal or modification of the foregoing provisions of this Article TENTH nor, to the fullest extent permitted by law, any modifications of law, shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by the General Corporation Law of the State of Delaware, as
amended from time to time, and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reservation.

            IN WITNESS WHEREOF, I have hereunto signed my name this 12th day of
October, 2000.

                                  /s/ Robert B. Leckie
                                  ______________________________________________
                                  Robert B. Leckie
                                  Sole Incorporator

                                                                     Page 2 of 2

                 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
                             AND OF REGISTERED AGENT

It is hereby certified that:

            1.  The name of the corporation (hereinafter called the
"corporation") is

                                B2 DIRECT, INC.

            2.  The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of
Wilmington 19808, County of New Castle.

            3.  The registered agent of the corporation within the State of
Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

            4.  The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on August 02, 2005.

                                    /s/ Thomas F Larkins
                                    --------------------
                                    Name: Thomas F. Larkins
                                    Title: Vice President and Secretary